Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion of our report dated July 24, 2007 relating to the financial statements of Staffing and Workforce Solutions Business of Accountabilities, Inc., for the years ended September 30, 2006 and 2005 in this Registration Statement on Form S-4. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Miller Ellin & Co., LLP

Miller Ellin & Co., LLP

New York, New York

August 24, 2007